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                                                                    Exhibit 23.4
                                                                    ------------


                   Consent of Independent Auditors


The Board of Directors
Starwave Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-67507) on Form S-8 of Infoseek Corporation of our report dated February 7, 1997, with respect to the balance sheet of Starwave Corporation as of December 31, 1996, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended.


KPMG LLP


Seattle, Washington
February 10, 1999